UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 22, 2013

ROLLINS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4422	51-0068479
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2170 Piedmont Road, NE, Atlanta, Georgia 30324

(Address of principal executive office)  (zip code)

Registrant’s telephone number, including area code:  (404) 888-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Registrant’s Board of Directors acted at its regular quarterly meeting held on January 22, 2013 to promote John F. Wilson to President and Chief Operating Officer of the Registrant.

The information required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

In connection with the promotion of Mr. Wilson, Mr. Wilson received an increase in his annual salary from $400,000 to $525,000.

The Registrant’s press release announcing the foregoing and certain other promotions is filed herewith as an exhibit.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Registrant’s Board of Directors adopted resolutions approving an amendment to the Registrant’s Bylaws to establish the office of vice chairman of the Registrant and designate the vice chairmen in lieu of the president of the Registrant as the chief executive officer of the Registrant.  This amendment was adopted by the Board of Directors at its regular quarterly meeting held on January 22, 2013.  The Amended and Restated Bylaws, as so amended, is filed herewith as an exhibit.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Bylaws

99.1	Press Release dated January 23, 2013, captioned “Rollins Board of Directors announces Executive Promotions”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Rollins, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rollins, Inc.

Date: January 25, 2013	By:	/s/ Harry J. Cynkus
	Name:	Harry J. Cynkus
Title:	Senior Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)